MTB GROUP OF FUNDS

Shareholder Services Plan

This Shareholder Services Plan (“Plan”), adopted on September 10, 2009, and effective starting on the date set forth in Section 11 below, by the Board of Trustees of the MTB Group of Funds (formerly known as Vision Group of Funds and herein, the “Fund”), a Delaware business trust with respect to certain classes of shares (“Classes”) of the portfolios of the Fund set forth on Exhibit A hereto.

1. This Plan is adopted to allow the Fund to make payments as contemplated herein to obtain certain personal services for shareholders and/or the maintenance of shareholder accounts (“Services”).

2. This Plan is designed to compensate broker/dealers and other participating financial institutions and other persons (“Providers”) for providing services to the Fund and its shareholders. The Plan will be administered by the entity approved by the Board of Trustees of the Trust to serve as distributor of Shares of the Funds (“Distributor”). In compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee in respect of the Classes set forth on the applicable exhibit, computed at the annual rate not to exceed .25 of 1% of the average aggregate net asset value of the shares of such Classes of the Fund held during the month.

3. Any payments made by the Funds to any Provider pursuant to this Plan will be made pursuant to the “Shareholder Services Agreement” entered into by Distributor on behalf of the Fund and the Provider.

4. The Fund has the right: (i) to select, in its sole discretion, the Providers to participate in the Plan; and (ii) to terminate without cause and in its sole discretion any Shareholder Services Agreement.

5. Quarterly in each year that this Plan remains in effect, Distributor shall prepare and furnish to the Board of Trustees of the Fund, and the Board of Trustees shall review, a written report of the amounts expended under the Plan.

6. This Plan shall become effective with respect to each Class after approval by majority votes of: (a) the Fund’s Board of Trustees; and (b) the Independent Trustees of the Fund.

7. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Fund and of the Independent Trustees.

8. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Trustees; or (b) a vote of a majority of the outstanding voting securities of the Fund as defined in Section 2(a)(42) of the Act.

9. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 8 herein.

10. The execution and delivery of this Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Plan are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

11. This Plan shall become effective on November 2, 2009.

The undersigned officer of the Fund certifies that the Shareholder Services Plan set forth above contains no substantive changes from the Plan previously continued by the Board of Trustees and that this document accurately and completely memorializes the Shareholder Services Plan presented to the Board of Trustees of the Fund at its meeting on September 9-10, 2009.

Witness the due execution hereof on September 10, 2009.

MTB Group of Funds

By:
Michael D. Daniels
Vice President

Exhibit A to Shareholder Services Plan dated September 10, 2009: Portfolios and Classes Subiect to the Plan

Portfolio	Share Classes

MTB Balanced Fund	Class A, Class B and Institutional I Shares
MTB Income Fund	Class A, Class B and Institutional I Shares
MTB Intermediate-Term Bond Fund	Class A, Class B and Institutional I Shares
MTB International Equity Fund	Class A, Class B and Institutional I Shares
MTB Large Cap Growth Fund	Class A, Class B and Institutional I Shares
MTB Large Cap Value Fund	Class A, Class B and Institutional I Shares
MTB Managed Allocation Fund-Aggressive Growth	Class A and Class B Shares
MTB Managed Allocation Fund-Conservative Growth	Class A and Class B Shares
MTB Managed Allocation Fund-Moderate Growth	Class A and Class B Shares
MTB Maryland Municipal Bond Fund	Class A, Class B and Institutional I Shares
MTB Mid Cap Growth Fund	Class A, Class B and Institutional I Shares
MTB Money Market Fund	Class A, Class A2 (formerly Institutional Shares), Class B, Class S and Institutional I Shares
MTB Multi Cap Growth Fund	Class A, Class B and Institutional I Shares
MTB New York Municipal Bond Fund	Class A, Class B and Institutional I Shares
MTB New York Tax-Free Money Market Fund	Class A and Institutional I Shares
MTB Pennsylvania Municipal Bond Fund	Class A, Class B and Institutional I Shares
MTB Pennsylvania Tax-Free Money Market Fund	Class A and Institutional I Shares
MTB Prime Money Market Fund	Corporate Shares (formerly Institutional Shares)
MTB Short Duration Government Bond Fund	Class A, Class B and Institutional I Shares
MTB Short-Term Corporate Bond Fund	Class A, Class B and Institutional I Shares
MTB Small Cap Growth Fund	Class A, Class B, Class C and Institutional I Shares
MTB Tax-Free Money Market Fund	Class A and Institutional I Shares
MTB U.S. Government Bond Fund	Class A, Class B and Institutional I Shares
MTB U.S. Government Money Market Fund	Class A and Institutional I Shares
MTB U.S. Treasury Money Market Fund	Class A, Class B and Institutional I Shares
MTB Virginia Municipal Bond Fund	Class A Shares

MTB GROUP OF FUNDS

Shareholder Services Plan (Variable Annuity Portfolios)

This Shareholder Services Plan (Variable Annuity Portfolios) (“Plan”), adopted on September 10, 2009,, and effective starting on the date set forth in Section 11 below, by the Board of Trustees of the MTB Group of Funds (formerly known as Vision Group of Funds and herein, the “Fund”), a Delaware business trust with respect to certain classes of shares (“Classes”) of the portfolios of the Fund set forth on Exhibit A hereto.

1. This Plan is adopted to allow the Fund to make payments as contemplated herein to obtain certain personal services for shareholders and/or the maintenance of shareholder accounts (“Services”).

2. This Plan is designed to compensate broker/dealers and other participating financial institutions and other persons (“Providers”) for providing services to the Fund and its shareholders. The Plan will be administered by the entity approved by the Board of Trustees of the Trust to serve as distributor of Shares of the Funds (“Distributor”). In. compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee in respect of the Classes set forth on the applicable exhibit, computed at the annual rate not to exceed .10 of 1% of the average aggregate net asset value of the shares of such Classes of the Fund held during the month.

3. Any payments made by the Funds to any Provider pursuant to this Plan will be made pursuant to the “Shareholder Services Agreement” entered into by Distributor on behalf of the Fund and the Provider or such other agreement that is approved by the Board of Trustees of the Fund.

4. The Fund has the right: (i) to select, in its sole discretion, the Providers to participate in the Plan; and (ii) to terminate without cause and in its sole discretion any Shareholder Services Agreement.

5. Quarterly in each year that this Plan remains in effect, Distributor shall prepare and furnish to the Board of Trustees of the Fund, and the Board of Trustees shall review, a written report of the amounts expended under the Plan.

6. This Plan shall become effective with respect to each Class after approval by majority votes of: (a) the Fund’s Board of Trustees; and (b) the Independent Trustees of the Fund.

7. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Fund and of the Independent Trustees of the Fund.

8. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Trustees; or (b) a vote of a majority of the outstanding voting securities of the Fund as defined in Section 2(a)(42) of the Act.

9. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 8 herein.

10. The execution and delivery of this Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed, to have been made by any of them individually or to impose any liability on any of them personally- and the obligations of this Plan are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

11. This Plan shall become effective on November 2, 2009.

The undersigned officer of the Fund certifies that the Shareholder Services Plan (Variable Annuity Portfolios) set forth above contains no substantive changes from the Plan previously continued by the Board of Trustees and that this document accurately and completely memorializes the Shareholder Services Plan (Variable Annuity Portfolios) presented to the Board of Trustees of the Fund at its meeting on September 9-10, 2009.

Witness the due execution hereof on September 10, 2009.

MTB Group of Funds

By:
Michael D. Daniels
Vice President

Exhibit A to Shareholder Services Plan (Variable Annuity Portfolios) dated September 10, 2009

Portfolios and Classes Subject to the Plan:

MTB Managed Allocation Fund-Moderate Growth II; Undesignated Shares